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                                                                       EXHIBIT 5


                         SOFTWARE.COM VOTING AGREEMENT
                         -----------------------------

          VOTING AGREEMENT (this "Voting Agreement"), dated as of August 8, 2000, by and between Phone.com, Inc., a Delaware corporation ("Phone") and ______________________________ (the "Stockholder").

                                   RECITALS:

          WHEREAS, concurrently with the execution of this Voting Agreement, Software.com, Inc., a Delaware corporation (the "Company") and Phone have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the parties have agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to a strategic combination of Phone and the Company (the "Merger");

          WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of _________ Existing Shares (as defined hereinafter) of the Common Stock, $0.001 par value, of the Company (the "Company Common Stock");

          WHEREAS, as inducement and a condition to entering into the Merger Agreement, Phone has required Stockholder to agree, and Stockholder has agreed, to enter into this Voting Agreement;

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements contained in this Voting Agreement, the parties, intending to be legally bound, agree as follows:

          Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in this Voting Agreement, capitalized terms used and not defined in this Voting Agreement have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

                 (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

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                (b)  "Existing Shares" means shares of Company Common Stock
Beneficially Owned by Stockholder as of the date of this Voting Agreement provided that, i the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities (as defined hereinafter) may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

                (c) "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Stockholder i any capacity after the date of this Voting Agreement and prior to its termination whether upon the exercise of options, warrants, or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares, or the like, gift, bequest, inheritance, or as a successor in interest in any capacity, or otherwise.

          Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Phone as follows:

                 (a)  Ownership of Shares. Stockholder is the sole record and
                      -------------------
Beneficial Owner of _________ Existing Shares. On the date of this Voting Agreement, the Existing Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

                 (b)  Power; Binding Agreement.  Stockholder has the legal
                      ------------------------
capacity, power and authority to enter into and perform all of Stockholder's obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights

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generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 (c)  No Conflicts.  Except for filings under the
                      ------------
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder,
(ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

                 (d)  No Encumbrance.  Except as permitted by this Voting
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Agreement, the Existing Shares are now and, at all times during the term of this
Voting Agreement, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements, or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

                 (e)  No Finder's Fees.  No broker, investment banker, financial
                      ----------------
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

                 (f)  Reliance by Phone.  Stockholder understands and
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acknowledges that Phone is entering into the Merger Agreement in reliance upon
Stockholder's execution and delivery of this Voting Agreement.

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          Section 3.  REPRESENTATIONS AND WARRANTIES OF PHONE.  Phone represents and warrants to Stockholder as follows:

                 (a)  Power; Binding Agreement.  Phone has the corporate power
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and authority to enter into and perform all of its obligations under this Voting
Agreement. This Voting Agreement has been duly and validly executed and delivered by Phone and constitutes a valid and binding agreement of Phone, enforceable against Phone in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b)  No Conflicts.  Except for filings under the HSR Act and the
                     ------------
Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Voting Agreement by Phone and the consummation by Phone of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Phone, the consummation by Phone of the transactions contemplated by this Voting Agreement, or compliance by Phone with any of the provisions of this Voting Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to either Phone, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either Phone is a party or by which either Phone or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Phone or any of its properties or assets.

          Section 4. DISCLOSURE. Stockholder agrees to permit Phone to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Phone, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

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          Section 5.  CERTAIN RESTRICTIONS.

                 (a)  No Solicitation.  Stockholder (in his, her or its capacity
                      ---------------
as such) will not, and will cause its subsidiaries, partners, investment bankers, attorneys, accountants, and other agents and representatives of Stockholder (such subsidiaries, partners, investment bankers, attorneys, accountants, agents and representatives of any person are collectively referred to as the "Representatives" of such person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined in the Merger Agreement) or any inquiry with respect thereto or (ii) in the event of any unsolicited Alternative Transaction for the Company or any affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Phone, any of its affiliates or representatives) relating to any Alternative Transaction; provided, that Stockholder may engage in negotiations or discussions with or provide any information or data to, any such person relating to an Alternative Transaction to the extent that the Company is permitted to engage in such activities pursuant to Section 4.2(a) of the Merger Agreement. Stockholder will, notify Phone orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt of such offers. Stockholder will, and will cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted prior to the date of this Voting Agreement without respect to any Alternative Transaction relating to the Company, other than discussions or negotiations with Phone and its affiliates and their Representatives.

                 (b)  Certain Actions.  Prior to the termination of this Voting
                      ---------------
Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

          Section 6. VOTING OF COMPANY COMMON STOCK. Stockholder, in his, her or its capacity as such, hereby agrees that, during the period commencing on the date thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and continuing until the first to occur of (a) the Effective Time (as defined in the Merger Agreement) or (b) termination of this Voting Agreement in accordance with its terms, Stockholder will not sell or transfer any Securities or any interest therein to any person unless each person to which any Securities, or any interest in any of such Securities, is or may be transferred shall have (x) executed a counterpart of this Voting Agreement (with such modifications as Phone may reasonably request) and (y) agreed in writing to hold such Securities

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(or interest in such Securities) subject to all of the terms and provisions of this Voting Agreement. Stockholder, in his, her or its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time (as defined in the Merger Agreement) or (b) termination of this Voting Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present at the meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement.

          Section 7. DIRECTORS AND OFFICERS. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 6(ii).

          Section 8.  PROXY

                 (a) Stockholder hereby irrevocably grants to, and appoints, ____________________________ and ___________________________ or either of them in their respective capacities as officers of Phone and any individual who shall hereafter succeed to any such office of Phone and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the Merger, as specified in Section 6.

                 (b) Stockholder represents that any proxies given prior to this Voting Agreement regarding the Existing Shares are not irrevocable, and that such proxies are revoked.

                 (c) Stockholder affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Voting Agreement. Stockholder further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

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          Section 9.  CONSENTS AND WAIVERS.  Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights Stockholder may have.

          Section 10. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Voting Agreement, the Stockholder agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Voting Agreement. Stockholder shall at all times publicly support the Merger; provided, however, that in the event of a Phone Subsequent Determination (as defined in the Merger Agreement), the Stockholder shall have no obligation pursuant to this
Section 10 other than to comply with the Stockholder's obligations under Section 6 hereof. Notwithstanding the foregoing, (i) if Stockholder is a director or officer of the Company, nothing contained in this Voting Agreement shall prohibit such director or officer from taking such action as a director or officer of the Company that may be required on the part of such person as a director or officer of the Company; and (ii) except as provided in Section 6 hereof, nothing contained in this Voting Agreement shall prohibit the Stockholder from exercising the voting rights of a stockholder of the Company.

          Section 11. TERMINATION. This Voting Agreement and the proxy granted herein shall terminate on the earliest of (i) the termination of the Merger Agreement, (ii) the agreement of the parties hereto to terminate this Voting Agreement, or (iii) the consummation of the Merger.

          Section 12.  MISCELLANEOUS.

                 (a)  Entire Agreement.  This Voting Agreement (including the
                      ----------------
documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Voting Agreement.

                 (b)  Successors and Assigns.  This Voting Agreement shall not
                      ----------------------
be assigned by operation of law or otherwise without the prior written consent of the other parties. This Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by each party and each party's respective heirs, beneficiaries, executors, representatives, and permitted assigns.

                 (c)  Amendment and Modification.  This Voting Agreement may not
                      --------------------------
be amended, altered, supplemented, or otherwise modified or

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terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

                 (d)  Notices.  All notices and other communications hereunder
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shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Phone to:

                 Phone.com, Inc.
                 800 Chesapeake Drive
                 Redwood City, CA 94603
                 Attention:  General Counsel

          with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 525 University Avenue
                 Palo Alto, CA 94301
                 Attention:  Kenton J. King, Esq.
                 Telecopy No.:  (650) 470-4570



     If to Stockholder, to:

                 _______________________
                 _______________________
                 _______________________
                 _______________________

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     with a copy to:

                 ________________________
                 ________________________
                 ________________________
                 ________________________

                 (e)  Severability.  Any term or provision of this Voting
                      ------------
Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 (f)  Specific Performance.  Each of the parties recognizes and
                      --------------------
acknowledges a breach by it of any covenants or agreements contained in this Voting Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 (g)  No Waiver.  The failure of any party to exercise any
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right, power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                 (h)  No Third Party Beneficiaries.  This Voting Agreement is
                      ----------------------------
not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 (i)  Governing Law.  This Voting Agreement shall be governed
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and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

                 (j)  Descriptive Heading.  The descriptive headings used herein
                      -------------------
are for reference purposes only and will not affect in any way the meaning or interpretation of this Voting Agreement.

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                 (k)  Expenses.  All costs and expenses incurred in connection
                      --------
with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

                 (l)  Further Assurances.  From time to time, at any other
                      ------------------
party's request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

                 (m)  Counterparts.  This Voting Agreement may be executed in
                      ------------
two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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                 IN WITNESS WHEREOF, Phone.com and Stockholder have caused this
Voting Agreement to be duly executed as of the day and year first written above.


                              PHONE.COM, INC.



                              By: ____________________________
                                    Name:
                                    Title:



                              STOCKHOLDER:


                              ________________________________
                                    Name:

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